EXHIBIT  99.2

[E-MAIL  AND  LETTERHEAD  OF  PHILLIP  FLAHERTY]

Gentlemen:

After extremely careful consideration, consultation, and extensive reflection I have come to the decision to resign from all positions and capacities that I occupy in CathayOne, Inc. along with any positions and/or capacities I hold in any of its subsidiaries and/or joint ventures. My resignation will become effective at the start of business in New York on June 13th, 2001.

As I am not a signer on any of the accounts and the by-laws allow for forms of back up to the various positions my exodus should prove no imposition on the company.

It has been an educational experience, and I wish you all nothing but the best. Further, I look forward to whatever new interactions our mutual futures may hold.

Though I am currently resigning, should the majority of the shareholders, during the annual meeting, desire my return to the Board I would be honored in the consideration.

My  very  best  regards  and  wishes  to  you  all.


Phillip  L.  Flaherty